Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2020, by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”), CFI Sponsor LLC, a Delaware limited liability company (“Sponsor”), each of the other Persons set forth on Schedule A hereto (each of such Persons and the Sponsor, a “Supporting Party” and, collectively, the “Supporting Parties”), and Crescent Acquisition Corp, a Delaware corporation (“Parent”).

RECITALS

A.    Parent, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Second Merger Sub”), the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholders thereunder (in such capacity, the “Stockholder Representative”) are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which: (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) with Second Merger Sub being the surviving entity of the Second Merger and a wholly owned subsidiary of Parent (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”).

B.    The Supporting Parties are the beneficial and record owners of such number and type of Parent equity securities as are indicated next to each Supporting Party’s name on Schedule A (together with any New Subject Securities (as defined below), the “Subject Securities”).

C.    The Supporting Parties and Parent are entering into this Agreement in order to induce the Company to enter into the Merger Agreement and cause the Transactions to be consummated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Associated Parties” shall mean (a) each Supporting Party’s predecessors, successors, executors, administrators, trusts, spouse, heirs and estate; (b) each Supporting Party’s past, present and future assigns; (c) each entity that each Supporting Party, as applicable, has the power to bind (by such Supporting Party’s acts or signature) or over which such Supporting Party directly or indirectly exercises control; and (d) each entity of which each Supporting Party owns, directly or indirectly, at least a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests.

“Claim” shall mean all past, present and future Legal Proceedings, disputes, controversies, demands, rights, obligations, damages, liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise), contracts and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent), including any unknown, inchoate, unsuspected or undisclosed claim.

“Consent” shall mean any consent, approval, authorization, permit or notice.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Permitted Transferee” shall mean: (a) with respect to any Person that is an individual, any member of such individual’s Immediate Family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s Immediate Family, and any other transferee who receives Subject Securities by will or the laws of descent and distribution; and (b) with respect to any other Person, any Affiliate or equityholder of such Person.

“Releasees” shall mean: (a) Parent; (b) the Group Companies; (c) Parent’s current and future Affiliates (including First Merger Sub, Second Merger Sub, following the First Merger, the Surviving Corporation, and, following the Second Merger, the Surviving Entity); (d) the respective Representatives of the Persons referred to in clauses “(a)” through “(c)” above; and (e) the respective successors and assigns of the Persons identified or otherwise referred to in the foregoing clauses “(a)” through “(d).”

“Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Time.

2.    Agreement to Retain the Subject Securities.

(a)    No Transfer of Subject Securities. Each Supporting Party agrees not to, directly or indirectly, at any time during the Voting Period, other than as may be required by a court order or other Legal Requirement, (i) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber, or otherwise agree to do any of the foregoing in respect of (each, a “Transfer”) any of the Subject Securities, (ii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition by such Supporting Party of any Subject Securities, or (iv) take any action that would make any representation or warranty of such Supporting Party herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Supporting Party from performing such Supporting Party’s obligations hereunder, except, in each case, pursuant to, or in furtherance of, the Transactions; provided, however, that any Supporting Party may transfer Subject Securities to Permitted Transferees; provided that prior to and as a condition to the effectiveness of such transfer, each Person to whom any Subject Securities or any interest in any of such Subject Securities is or may be transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Company to hold such Subject Securities or interest in such Subject Securities subject to all of the terms and provisions of this Agreement.

(b)    Additional Securities. Each Supporting Party agrees that any equity securities of Parent that it purchases or otherwise hereafter acquires (including as a result of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event) or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

(c)    Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities or New Subject Securities in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

3.    Agreement to Vote and Approve; No Redemption.

(a)    Each Supporting Party irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any action by written consent of the stockholders of Parent, it shall: (i) appear at each such meeting or otherwise cause all Subject Securities beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party, (A) in favor of the approval of (1) the adoption of the Merger Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6 of the Merger Agreement; (3) the amendment and restatement of the Parent Charter substantially in the form of the Parent A&R Charter attached to the Merger Agreement as Exhibit C; (4) adoption of the 2020 Equity Incentive Plan; (5) the election of directors effective as of the Closing, including the directors to which the Company Stockholders are entitled to designate pursuant to the Stockholders Agreement; and (6) any other proposals or actions the Parties deem necessary or desirable to consummate the Transaction (collectively, the “Transaction Proposals”), (B) against any Acquisition Proposal with respect to any Person other than the Company, (C) against any action that would be a breach of Parent’s representations, warranties, covenants or agreements in the Merger Agreement, and (D) against the following actions (other than pursuant to, or in furtherance of, the Transactions): (1) any reorganization, recapitalization, dissolution or liquidation of Parent; (2) any change in a majority of the Parent Board; (3) any amendment to the Parent Organizational Documents (other than adoption of the Parent A&R Charter and the Parent A&R Bylaws); (4) any change in the capitalization of Parent or Parent’s corporate structure; and (5) any other action, proposal, agreement or transaction or proposed transaction that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transactions. For the avoidance of doubt, each Supporting Party, as applicable, shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party in such Supporting Party’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Agreement that are at any time or from time to time presented for consideration to Parent’s stockholders.

(b)    Each Supporting Party irrevocably and unconditionally agrees that, during the Voting Period, such Supporting Party shall not elect to cause Parent to redeem any Subject Securities beneficially owned or owned of record by such Supporting Party in connection with the Transaction Proposals.

(c)    The obligations of the Supporting Parties specified in this Agreement, including this Section 3, shall apply whether or not the Parent Board shall have effected a Change in Recommendation.

(d)    During the Voting Period, no Supporting Party shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

4.    Waiver of Anti-Dilution Provision; Release.

(a)    Each Supporting Party hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law, the ability to adjust the Initial Conversion Ratio (as defined in the Parent Charter) pursuant to Section 4.3(b)(ii) of the Parent Charter in connection with the issuance of additional Parent Class A Stock in the Transactions—and each Supporting Party, for the avoidance of doubt, hereby consents to such waiver. This waiver shall be applicable only in connection with the Transactions and this Agreement (and any Parent Class A Stock issued in connection with the Transactions) and shall be void and of no force and effect following the Expiration Time.

(b)    In exchange for the Company’s and Parent’s entry into the Merger Agreement, this Agreement and agreement to consummate the Transactions, which constitute good and valuable consideration for this release of Claims, effective as of the Effective Time, each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees of and from any and all Claims, and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of each of clauses (i) and (ii), that such Supporting Party or any of the applicable Associated Parties may have had in the past, may now have or may have in the future against any of the Releasees to the extent relating to or arising out of such Supporting Party’s or any of the applicable Associated Parties’ (A) employment or consulting relationship with Parent at any time up to and including the date of this Agreement, (B) current or former status as a director, officer or consultant of or to Parent at any time up to and including the date of this Agreement, or (C) current or former status as a stockholder, holder of warrants, stock options or other equity securities of Parent, including (1) Claims relating to the preparation, negotiation, execution or consummation of this Agreement, the Merger Agreement, or any other agreement, document, certificate or instrument delivered in connection with the Transactions, and (2) Claims in respect of a breach by the Parent Board or its individual directors and officers of their fiduciary obligations, including in connection with the negotiation and execution of the Merger Agreement and the consummation of the Transactions; provided, however, that (w) such Supporting Party is not releasing any rights available to it under the Merger Agreement or any other agreement entered into by such Supporting Party in connection with the Transactions, or any other amount payable pursuant to any retention or equity incentive plan established by Parent in connection with the Mergers for the benefit of such Supporting Party; (x) if (and only if) such Supporting Party is an officer or director of Parent, such Supporting Party is not releasing Supporting Party’s rights, if any, to indemnification that Supporting Party may have under Parent’s Governing Documents or any indemnification agreement between such Supporting Party and Parent, as well as with respect to any directors’ and officers’ liability insurance policy maintained by Parent; (y) such Supporting Party is not releasing any rights set forth in Section 9 of that certain Letter Agreement, dated March 7, 2019, by and among Parent, Sponsor and each of Parent’s then officers and directors, including each of the other Supporting Parties (the “Letter Agreement”); and (z) if applicable to such Supporting Party, such Supporting Party is not releasing any rights available to it to receive salaries, bonuses, benefits, accrued vacation, expense reimbursements and expenses or other compensation earned in respect of employment with, or services provided to, Parent.

(c)    Each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, hereby irrevocably covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any Legal Proceeding of any kind against any Releasee based upon any Claim released or purported to be released pursuant to this Section 4. If such Supporting Party (or any of the applicable Associated Parties) brings any claim, suit, action or manner of action against any Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Claim released pursuant to this Section 4, then such Supporting Party shall indemnify such Releasee in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Releasee.

(d)    Each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, expressly waives and releases any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

(e)    Each Supporting Party understands and acknowledges (on its own behalf and on behalf of each of the applicable Associated Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Claims, and agrees that this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.

5.    Sponsor Lock-Up Shares.

(a)    Lock-Up Shares. Sponsor agrees that, in connection with the Transactions, 1,250,000 shares of the Parent Class A Stock (which such shares automatically converted from Parent Class F Stock to Parent Class A Stock at the closing of the Transactions) held by it (such shares, the “Lock-Up Shares”) shall, concurrently with the Closing, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Section 5.

(b)    Legends. The books and records of Parent evidencing the Lock-Up Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JUNE 24, 2020, BY AND AMONG CRESCENT ACQUISITION CORP AND THE OTHER PARTIES THERETO.

(c)    Procedures Applicable to the Lock-Up Shares.

(i)    As soon as practicable, and in any event within five (5) days after the earlier to occur of Parent: (A) becoming aware of the occurrence of a Triggering Event (as defined below); or (B) receiving written notice of a Triggering Event from Sponsor (which Triggering Event has in fact occurred), Parent shall remove, or cause to be removed, the Legend from the books and records of Parent evidencing the Lock-Up Shares with respect to which a Triggering Event has occurred and such shares shall no longer be subject to any of the terms of this Section 5 (any such removal of Legend and other restrictions, a “Release”).

(ii)    Sponsor shall not Transfer any Lock-Up Shares until the later of (A) the date on which the relevant vesting triggers have been satisfied as described in Section 5(d) below and the Legend on such shares has been removed from such shares and (B) the date on which the Lock-Up Shares are no longer subject to restriction pursuant to the Letter Agreement.

(iii)    Any Lock-Up Shares not eligible to be Released in accordance with the terms of Section 5(d) on or before the fifth (5th) anniversary of the Closing Date shall immediately thereafter be forfeited to Parent and canceled and Sponsor shall not have any rights with respect thereto.

(d)    Release of Lock-Up Shares. The Lock-Up Shares shall be Released as follows (each, a “Triggering Event”):

(i)    fifty percent (50%) of the Lock-Up Shares will be Released if (A) the Volume Weighted Average Share Price equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange or (B) any shares of Parent Class B-1 Stock or Parent Class B-2 Stock shall be converted or become eligible for conversion into shares of Parent Class A Stock or any other form of consideration; and

(ii)    fifty percent (50%) of the Lock-Up Shares will be Released if (A) the Volume Weighted Average Share Price equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange or (B) any shares of Parent Class C-1 Stock or Parent Class C-2 shall be converted or become eligible for conversion into shares of Parent Class A Stock or any other form of consideration.

For the avoidance of doubt, Sponsor shall be entitled to the Release of Lock-Up Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall Sponsor be entitled to the Release of more than an aggregate of 1,250,000 Lock-Up Shares.

(e)    Equitable Adjustments. The Volume Weighted Average Share Price targets set forth in Section 5(d) shall be equitably adjusted for any dividend (cash or stock), subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Parent Common Stock after the date of this Agreement.

(f)    Acceleration Event. If, on or before the fifth (5th) anniversary of the Closing Date, there is a Change of Control that will result in the holders of Parent Common Stock receiving a per share price equal to or in excess of the applicable Volume Weighted Average Share Price required in connection with any Triggering Event, then immediately prior to the consummation of such Change of Control: (i) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (ii) the applicable Lock-Up Shares shall be Released to Sponsor, and Sponsor shall be eligible to participate in such Change of Control.

6.    Entry into Closing Agreements. Sponsor hereby agrees that it shall execute and deliver to Parent a copy of each of the Stockholders Agreement and the A&R Registration Rights Agreement (each in substantially the form attached to the Merger Agreement) at Closing.

7.    Loans and Advances. Sponsor represents and warrants to Parent that, as of the date hereof, there are no outstanding loans or advances from the Supporting Parties or their respective Affiliates to Parent or its subsidiaries. Notwithstanding anything herein to the contrary, each Supporting Party waives any rights under the Letter Agreement to convert all or any portion of any amounts loaned or advanced to Parent or its subsidiaries at any time prior to or at the Closing into warrants to purchase shares of Parent Class A Stock.

8.    Representations and Warranties of the Supporting Parties. Each of the Supporting Parties hereby represents and warrants (severally and not jointly) to Parent and the Company as follows:

(A)    Authorization, etc. Such Supporting Party has the power, authority and capacity to execute and deliver this Agreement and to perform such Supporting Party’s obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Party and constitutes a legal, valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the extent that such Supporting Party is a natural person who is married and is a resident in a community property state, such Supporting Party represents and warrants that such Supporting Party has the absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and to perform such Supporting Party’s obligations hereunder, notwithstanding any laws related to community property. To the extent that such Supporting Party is not a natural person, including if such Supporting Party is a trust, such Supporting Party hereby further represents and warrants that: (A) such Supporting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (B) the undersigned has the power to execute and deliver this Agreement on behalf of such Supporting Party; (C) such Supporting Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by such Supporting Party will not violate any provision of such Supporting Party’s Governing Documents. Such Supporting Party has read and understood this Agreement, including the complete release of Claims and waiver of jury trial contained herein, has consulted, or had the opportunity to consult, with such Supporting Party’s legal counsel or other advisors with respect thereto, has knowingly and voluntarily elected to sign and accept this Agreement, and has not relied upon any promise, statement, or representation that is not set forth explicitly herein in deciding to sign and accept this Agreement.

(b)    No Conflicts or Consents. The execution and delivery of this Agreement by such Supporting Party do not, and the performance of this Agreement by such Supporting Party will not: (i) conflict with or violate any Legal Requirement or Order applicable to such Supporting Party or by which such Supporting Party or any of such Supporting Party’s assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the securities of Parent owned by such Supporting Party pursuant to, any Contract to which such Supporting Party is a party or by which such Supporting Party or any of such Supporting Party’s Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by such Supporting Party do not, and the performance of this Agreement by such Supporting Party will not, require any Consent of any Person.

(c)    Title to Securities. As of the date of this Agreement: (i) such Supporting Party has good and valid title to and holds of record (free and clear of any Liens other than those arising under applicable securities laws or as would not otherwise restrict the performance of such Supporting Party’s obligations pursuant to this Agreement) the number, class and series of shares of Subject Securities set forth next to such Supporting Party’s name on Schedule A; and (ii) such Supporting Party does not own any shares of capital stock or other securities of Parent or any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than as set forth on Schedule A.

(d)    Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the knowledge of such Supporting Party, threatened against such Supporting Party or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by such Supporting Party under this Agreement.

9.    Representations and Warranties of Parent. Parent hereby represents and warrants to the other parties hereto as follows:

(a)    Authorization, etc. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent hereby further represents and warrants that: (A) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) the undersigned has the power to execute and deliver this Agreement on behalf of Parent; (C) Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by Parent will not violate any provision of Parent’s Governing Documents.

(b)    No Conflicts or Consents. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not: (i) conflict with or violate any Legal Requirement or Order applicable to Parent or by which Parent or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which Parent is a party or by which Parent or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any Consent of any Person.

(c)    Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the knowledge of Parent, threatened against Parent or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by Parent under this Agreement.

10.    Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows:

(a)    Authorization, etc. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company hereby further represents and warrants that: (A) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) the undersigned has the power to execute and deliver this Agreement on behalf of the Company; (C) the Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by the Company will not violate any provision of the Company’s Governing Documents.

(b)    No Conflicts or Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate any Legal Requirement or Order applicable to the Company or by which the Company or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which the Company is a party or by which the Company or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any Consent of any Person.

(c)    Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the Knowledge of the Company, threatened against the Company or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by the Company under this Agreement.

11.    No Solicitation.

(a)    During the period from the date of this Agreement and continuing until the termination of this Agreement in accordance with Section 11, no Supporting Party shall, and each Supporting Party shall cause or direct, as applicable, its Affiliates and Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company and its Representatives) concerning any merger, sale of ownership interests and/or assets of Parent, recapitalization or similar transaction or any other “Business Combination” (as defined in the Parent Charter), in each case other than the Transactions (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Each Supporting Party shall, and shall cause its respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than the Company and its Representatives) with respect to any Parent Business Combination. Each Supporting Party agrees to promptly inform such Person’s Representatives of the obligations undertaken in this Section 11(a).

(b)    Each Supporting Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other parties hereto if it or, to the best of its knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Parent Business Combination (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If any Supporting Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Parent Business Combination, such Supporting Party shall provide the other parties hereto with a copy of such inquiry, proposal, offer or submission.

12.    Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon the Expiration Time. No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination. Notwithstanding anything herein to the contrary, Section 5 shall terminate only upon the earlier to occur of (a) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms, (b) such time as all of the Lock-Up Shares shall have been Released or (c) the forfeit and cancellation of Lock-Up Shares in accordance with Section 5(c)(iii).

13.    Capacity; Publicity.

(a)    Notwithstanding anything in this Agreement to the contrary, but without limitation of any obligations under the Merger Agreement, each Supporting Party is entering into this Agreement solely in its capacity as a record holder or beneficial owner of shares of Subject Securities and not in its (or any Affiliate’s) capacity as an officer or director of Parent or its subsidiaries, if applicable. Notwithstanding any asserted conflict, nothing herein will limit or affect any Supporting Party’s ability to act as an officer or director of Parent or its Subsidiaries.

(b)    No Supporting Party nor any of such Supporting Party’s Affiliates shall issue or make any press release or other public announcement concerning (or otherwise disclose to any Person the existence or terms of) this Agreement, the Merger Agreement or any of the Transactions, without Parent’s and the Company’s prior written consent.

14.    Miscellaneous.

(a)    Further Assurances. From time to time and without additional consideration, Supporting Party shall use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments (including the Surrender Documentation), and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Merger Agreement.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (iii) on the date delivered, if delivered by email of a pdf document; or (iv) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, to:

Crescent Acquisition Corp
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025
Attention:	George Hawley
Email:	george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite #1400
Palo Alto, CA 94301
Attention:	Michael J. Mies
Email:	michael.mies@skadden.com

if to the Company, to:

F45 Training Holdings Inc.
236 California Street
El Segundo, CA 90245
Attention:	Chief Legal Officer
Email:	pgrosso@f45hq.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention:	Peter Wardle
Email:	pwardle@gibsondunn.com

and

Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067
Attention:	Daniela L. Stolman
Email:	dstolman@gibsondunn.com
if to a Supporting Party, to the address or email address of such Person set forth next to the name of such Person on Schedule A.

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c)    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(d)    Entire Agreement. This Agreement, the Merger Agreement and the other Transaction Agreements, if applicable, and any other documents and instruments and agreements among the parties hereto as contemplated by or referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

(e)    Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that, following the Effective Time, Section 5 may be amended by an instrument in writing signed on behalf of Parent and Sponsor.

(f)    Assignment; Binding Effect; No Third-Party Rights. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto, their respective heirs, estates, executors and personal representatives (if applicable) and their respective successors and assigns, and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent, the Company and the Supporting Parties and their respective successors and assigns) any rights or remedies of any nature. Notwithstanding anything to the contrary herein (including the preceding sentence), the Stockholder Representative shall be an intended third party beneficiary of this Agreement; provided that the Stockholder Representative shall cease to be an intended third party beneficiary of Section 5 upon the occurrence of the Effective Time.

(g)    Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 14(i), without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(h)    Governing Law. This Agreement and the consummation of the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(i)    Consent to Jurisdiction; Waiver of Jury Trial.

(i)    Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (A) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (B) such Legal Proceeding may not be brought or is not maintainable in such court; (C) such Person’s property is exempt or immune from execution; (D) such Legal Proceeding is brought in an inconvenient forum; or (E) the venue of such Legal Proceeding is improper. Each party hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14(b). Notwithstanding the foregoing in this Section 14(i), any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(ii)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OF THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(j)    Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties hereto of a counterpart executed by a party hereto shall be deemed to meet the requirements of the previous sentence.

(k)    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(l)    Extension; Waiver. At any time prior to the Closing, Parent, the Company and each Supporting Party may, to the extent not prohibited by Applicable Legal Requirements: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to the other parties hereto contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(m)    Independence of Obligations. The covenants and obligations of each Supporting Party set forth in this Agreement shall be construed as independent of any other Contract between such Supporting Party, on the one hand, and the Company or Parent, on the other hand. The existence of any claim or cause of action by any such Supporting Party against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Supporting Party. Nothing in this Agreement shall limit any of the rights or remedies of Parent or the Company under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations such Supporting Party under any agreement between such Supporting Party and Parent or the Company or any certificate or instrument executed by such Supporting Party in favor of Parent or the Company; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or the Company or any of the obligations of such Supporting Party under this Agreement.

(n)    No Presumption Against Drafting Party. Each party hereto waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(o)    Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SPONSOR

CFI SPONSOR LLC

By:	/s/ Robert D. Beyer
	Name:	Robert D. Beyer
	Title:	Member

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Robert D. Beyer
Robert D. Beyer

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Jean-Marc Chapus
Jean-Marc Chapus

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Todd M. Purdy
Todd M. Purdy

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Christopher G. Wright
Christopher G. Wright

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ George P. Hawley
George P. Hawley

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CRESCENT ACQUISITION CORP
By:	/s/ Christopher G. Wright
	Name:	Christopher G. Wright
	Title:	President

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

F45 TRAINING HOLDINGS INC.

By:	/s/ Adam Gilchrist
	Name:	Adam Gilchrist
	Title:	CEO

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

SCHEDULE A1

Name	Notice Address	Class A Stock	Class F Stock	Warrants
CFI Sponsor LLC	11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 Attention: George Hawley Email: george.hawley@crescentcap.com	0	6,175,000	7,000,000
Robert D. Beyer	c/o CFI Sponsor LLC 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 Attention: George Hawley Email: george.hawley@crescentcap.com	0	6,175,000	7,000,000
Jean-Marc Chapus		0	6,175,000	7,000,000
Todd M. Purdy		0	6,175,000	7,000,000
Christopher G. Wright		0	0	0
George P. Hawley		0	0	0

	TOTAL:	0	6,175,000	7,000,000

[1]

Table does not include the shares of Parent Class A Stock underlying private placement warrants held or to be held by the Supporting Parties because these securities are not exercisable within 60 days of the date hereof. Sponsor is the record holder of the shares described below. Crescent Capital Group LP, Beyer Family Interests LLC and TSJD Family LLC are managing members of Sponsor. Messrs. Attanasio and Chapus are the managing members of Crescent Capital Group LP. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, they may be deemed to have or share beneficial ownership of the Class F Stock held directly by Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.